Delivering a Smoke-Free Future Barclays Global Consumer Staples Conference September 6, 2022 Emmanuel Babeau Chief Financial Officer • This presentation and related discussion contains statements relating to future status or circumstances, including statements regarding results, future performance, growth and other trend projections, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may generally, but not always, be identified by the use of words such as "anticipates", "intends", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Philip Morris International Inc. (PMI). Any such forward-looking statements speak only as of the date on which they are made and PMI has no obligation (and undertakes no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable laws and regulations • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of COVID-19 on our business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent, including women or diverse candidates. Future results are also subject to the lower predictability of our reduced risk product category's performance • In addition, important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties related to: the possibility that expected benefits related to recent or pending acquisitions, including the proposed transaction with Swedish Match AB (Swedish Match), may not materialize as expected; the proposed transaction not being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; prior to the completion of the transaction, Swedish Match AB’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed transaction; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2022 and the Form 10-K for the year ended December 31, 2021. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that we may make from time to time, except in the normal course of its public disclosure obligations • Important information for U.S. Swedish Match shareholders: The offer described in this presentation is made for the issued and outstanding shares of Swedish Match, a company incorporated under Swedish law, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. The offer is made in the United States pursuant to Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended, and Regulation 14E thereunder, to the extent applicable, and otherwise in compliance with the disclosure and procedural requirements of Swedish law, including with respect to withdrawal rights, the offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered) and waivers of conditions, which may be different from requirements or customary practices in relation to U.S. domestic tender offers. Swedish Match's financial statements, including any included in any documents relating to the offer, have been or will be prepared in accordance with IFRS and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. GAAP. To the extent permissible under applicable law or regulations, PMI and its affiliates or its brokers and its brokers' affiliates (acting as agents for PMI or its affiliates, as applicable) may from time to time and during the pendency of the offer, and other than pursuant to the offer, directly or indirectly purchase or arrange to purchase shares of Swedish Match outside the United States, or any securities that are convertible into, exchangeable for or exercisable for such shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices, and information about such purchases will be disclosed by means of a press release or other means reasonably calculated to inform shareholders of Swedish Match domiciled in the U.S. (“U.S. Holders”) of such information, to the extent required by applicable laws and regulations. The receipt of cash pursuant to the offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult an independent professional adviser regarding the tax consequences of accepting the offer • Use of Non-GAAP Financial Measures: In addition to the financial measures prepared in accordance with U.S. GAAP, PMI uses certain non-GAAP financial measures. Non-GAAP measures used in this presentation should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the relevant appendices to this presentation • The press release announcing the offer for Swedish Match, including the terms and conditions for the offer, was released on May 11, 2022, and the offer document regarding the offer for Swedish Match shareholders was released on June 28, 2022 and both are available on www.smokefree-offer.com 2 Forward-Looking and Cautionary Statements

On Track for Strong 2022 Performance

- Another strong year in 2022 underpinned by total volume growth and continued rapid *IQOS* progression
- *ILUMA* excellent initial progress continues in Japan and EU launch markets
- Rich innovation pipeline across smoke-free categories
- Swedish Match Offer process continues, expected to close in Q4
- On track to comfortably exceed minimum 2021-23 organic growth targets on pro forma basis

No update to 2022 guidance provided

Source: PMI Financials or estimates

3

PHILIP MORRIS INTERNATIONAL

Delivering a Smoke-Free Future

Barclays Global Consumer Staples Conference

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5 Glossary of Key Terms and Definitions, and Reconciliation of Non-GAAP Measures Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • Comparisons are made to the same prior-year period unless otherwise stated • References to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated • As of the first quarter of 2022, total industry volume, PMI in-market sales volume and PMI market share for the following geographies include the cigarillo category in Japan: the total international market, East Asia & Australia Region, and Japanese domestic market • References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business • 2021 and 2022 estimates for total industry volume and market share in certain geographies reflect limitations on the availability and accuracy of industry data during pandemic-related restrictions • "OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined • In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume • In the third quarter of 2021, PMI acquired Fertin Pharma A/S, Vectura Group plc. and OtiTopic, Inc. On March 31, 2022, PMI launched a new Wellness and Healthcare business consolidating these entities, Vectura Fertin Pharma. The operating results of this new business are reported in the Wellness and Healthcare segment. The business operations of PMI's Wellness and Healthcare segment are managed and evaluated separately from the geographical segments • "RBH" refers to PMI’s Canadian subsidiary, Rothmans, Benson & Hedges Inc. • The Companies’ Creditors Arrangement Act (CCAA) is a Canadian federal law that permits a Canadian business to restructure its affairs while carrying on its business in the ordinary course 6

Glossary: General Terms (cont.) • "EU" is defined as the European Union Region • "EE" is defined as the Eastern Europe Region • "ME&A" is defined as the Middle East & Africa Region and includes PMI's duty free business • "S&SA" is defined as the South & Southeast Asia Region • "EA&A" is defined as the East Asia & Australia Region • “AMCS” is defined as the Americas Region. It refers to the former Latin America & Canada segment, which was renamed as the Americas segment as of the third quarter of 2021. References to "Americas" may, in defined instances, exclude the U.S. • Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from markets pecific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods • "ESG" stands for environmental, social, and governance • "Illicit trade" refers to domestic non-tax paid products • "SoM" stands for share of market 7 Glossary: Financial Terms • Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to RRPs represent the sale of heated tobacco units, heat-not-burn devices and related accessories, and other nicotine-containing products, primarily e- vapor and oral nicotine products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to Wellness and Healthcare segment primarily consist of operating revenues generated from the sale of inhaled therapeutics and oral and intra-oral delivery systems that are included in the operating results of PMI's new Wellness and Healthcare business, Vectura Fertin Pharma • Adjusted net revenues exclude the impact related to the Saudi Arabia customs assessments • “COGS“ stands for Cost Of Goods Sold • "SG&A" stands for selling, general & administrative • "Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by adjusted net revenues • "Net debt" is defined as total debt, less cash and cash equivalents • Figures and comparisons presented on a pro forma basis exclude PMI’s operations in Russia and Ukraine • Growth rates presented on an organic basis reflect adjusted results, excluding currency, acquisitions and disposals • Management reviews net revenues, operating income, operating income margin, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. Additionally, starting in 2022 and on a comparative basis, for these measures other than net revenues and operating cash flow, PMI will include adjustments to add back amortization expense on acquisition related intangible assets that are recorded as part of purchase accounting and contribute to PMI’s revenue generation, as well as impairment of intangible assets, if any. Currency- neutral and organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures provide useful insight into underlying business trends and results. Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management • The company believes that operating income / EPS adjusted for the amortization and impairment of acquired intangibles better reflects the underlying performance of the business and provides a better comparison to past operating performance. This partly reflects the non-cash nature of amortization expense. In addition, amortization of intangibles is driven by the purchase price allocated to a specific asset and is varied across acquisitions because of unique facts and circumstances, timing and terms of acquisition which result in amortization charges that could be inconsistent in size as compared to the revenues generated by those assets • "Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement 8

Glossary: Reduced-Risk Products • Reduced-risk products (“RRPs”) is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI's RRPs are smoke-free products that contain and/or generate far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • "Aerosol" refers to a gaseous suspension of fine solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's HEETS, HEETS Creations, HEETS Dimensions, HEETS Marlboro and HEETS FROM MARLBORO (defined collectively as HEETS), Marlboro Dimensions, Marlboro HeatSticks, Parliament HeatSticks, SENTIA and TEREA, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea) • Unless otherwise stated, all references to IQOS are to PMI's Platform 1 IQOS devices and heated tobacco consumables • IQOS heat-not-burn devices are precisely controlled heating devices into which a specially designed and proprietary tobacco units are inserted and heated to generate an aerosol • "PMI heat-not-burn products" include licensed KT&G heat-not-burn products • "PMI HTUs" include licensed KT&G HTUs • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes and HTUs • Market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs 9 Glossary: Reduced-Risk Products (cont.) • "Total IQOS users" is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products, for which PMI HTUs represented at least a portion of their daily tobacco consumption over the past seven days The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:⎼ for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days⎼ for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs. Note: The above IQOS user metrics reflect PMI estimates, which are based on consumer claims and sample-based statistical assessments with an average margin of error of +/-5% at a 95% Confidence Interval in key volume markets. The accuracy and reliability of IQOS user metrics may vary based on individual market maturity and availability of information As of December 2020, PMI heat-not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively • "FDA" stands for the U.S. Food & Drug Administration • "MRTP" stands for Modified Risk Tobacco Product, the term used by the U.S. FDA to refer to RRPs • "MRTP application" stands for Modified Risk Tobacco Product application under section 911 of the FD&C Act • "PMTA" stands for Premarket Tobacco Application under section 910 of the FD&C Act • "Acquisition" refers to our efforts to switch LAS from smoking cigarettes to RRPs or to switch LAU from competing smoke-free products to PMI’s RRPs • "Retention" refers to our efforts to deter LAU from going back to smoking cigarettes or from choosing a competing smoke-free product instead of a PMI RRP 10

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Operating Income and Operating Income Margin – Adjustments for the Impact of Russia and Ukraine
($ in millions) / (Unaudited)

	Quarter Ended March 31, 2021	Quarter Ended June 30, 2021	Six Months Ended June 30, 2021	Quarter Ended September 30, 2021	Nine Months Ended September 30, 2021	Quarter Ended December 31, 2021	Year Ended December 31, 2021
Net Revenues	7,585	7,594	15,179	8,122	23,301	8,104	31,405
Saudi Arabia customs assessments	-	(246)	(246)	-	(246)	-	(246)
Adjusted Net Revenues	7,585	7,840	15,425	8,122	23,547	8,104	31,651
Adjusted Net Revenues attributable to Russia and Ukraine	561	612	1,173	653	1,826	645	2,471
Pro Forma Adjusted Net Revenues	7,024	7,228	14,252	7,469	21,721	7,459	29,180
Operating Income	3,444	3,129	6,573	3,455	10,028	2,947	12,975
Asset impairment and exit costs	(48)	(79)	(127)	(43)	(170)	(46)	(216)
Asset acquisition cost	-	-	-	(51)	(51)	-	(51)
Saudi Arabia customs assessments	-	(246)	(246)	-	(246)	-	(246)
Amortization of intangibles	(18)	(19)	(37)	(18)	(55)	(41)	(96)
Charges related to the war in Ukraine	-	-	-	-	-	-	-
Adjusted Operating Income	3,510	3,473	6,983	3,567	10,550	3,034	13,584
Operating Income attributable to Russia and Ukraine	227	257	484	288	772	296	1,068
Pro Forma Adjusted Operating Income	3,283	3,216	6,499	3,279	9,778	2,738	12,516
Adjusted Operating Income Margin	46.3%	44.3%	45.3%	43.9%	44.8%	37.4%	42.9%
Operating Income Margin attributable to Russia and Ukraine	(0.4)pp	(0.2)pp	(0.3)pp	-	(0.2)pp	0.7pp	-
Pro Forma Adjusted Operating Income Margin	46.7%	44.5%	45.6%	43.9%	45.0%	36.7%	42.9%

11

PHILIP MORRIS INTERNATIONAL

Delivering a Smoke-Free Future

Barclays Global Consumer Staples Conference

September 6, 2022